UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

Caliper Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street

Hopkinton, MA  01748

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 435-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2007, Caliper Life Sciences, Inc. (“Caliper”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with The Berwind Company LLC (“Berwind”). The Registration Rights Agreement was entered into in order to provide registration rights for 3,150,000 shares of Caliper’s common stock purchased by Berwind in 2003 pursuant to a Stock Purchase Agreement, dated as of June 9, 2003, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of July 10, 2003 and that certain Amendment No. 2 to Stock Purchase Agreement dated as of April 1, 2004, among Caliper, Berwind and Berwind Corporation.

Caliper filed a shelf Registration Statement on Form S-3 (Registration No. 333-147571) (the “Registration Statement”) on November 21, 2007 to, among other things, register Berwind’s shares of Caliper common stock for resale pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Under the terms of the Registration Rights Agreement, Caliper agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act no later than 75 calendar days following December 18, 2007.  The Registration Rights Agreement also allows Berwind to cause shares held by it to be included as part of up to two underwritten offerings pursuant to the Registration Statement. The Registration Rights Agreement has been filed as Exhibit 4.11 to the pre-effective Amendment No. 1 to the Registration Statement on December 18, 2007 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIPER LIFE SCIENCES, INC.
Dated: December 18, 2007

/s/ Thomas T. Higgins
Thomas T. Higgins
Executive Vice President and Chief Financial Officer